A-6, Maharani Bagh
New Delhi-110065
Ph. : 011-41626470-71
E-mail : info@bansalco.com
Website : www.bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of in this Amendment No. 5 to the draft Registration Statement on Form F-1") of our report dated June 7th, 2024, of Zenatech Inc. relating to the audit of the consolidated financial statements for the year ended December 31, 2023 and reference to our firm under the caption "Experts" in the Registration Statement.

For Bansal & Co LLP,

Bansal

New Delhi.

07 June 2024

Branches :
Mumbai : Premises No. 7 & 8, Ground Floor, Wing-A, Raghavji Building, 15/17, Raghavji Road, Gowalia Tank, Mumbai-400026, Mob.: +91 9999668270
Bhopal : Nyaya Sangat, E-7/119, IInd Floor, Lala Lajpat Rai Society, Arera Colony, Bhopal-462016 (MP) Ph. : 0755-4076725, 2769224/5, Mob.: +91 9425393729
Dehradun : 1st Floor, C-4, Rich Look, Near LIC Building, Haridwar Road, Dehradun, Uttarakhand, Mob. : +91 9811151506